Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated May 8, 2014, with respect to the consolidated financial statements of EPIRUS Biopharmaceuticals, Inc. included in the Form 8-K of EPIRUS Biopharmaceuticals, Inc. filed with the Securities and Exchange Commission on July 15, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 27, 2015